Exhibit 10.8

Execution Version

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of April 6, 2022 (this “Agreement”), is entered into by the Grantor that is a signatory hereto, in favor of BANK OF MONTREAL (“BMO”), as collateral agent for the Secured Parties (as defined in the Credit Agreement (as defined below)) (in such capacity, the “Collateral Agent”).

Reference is made to (a) the Guarantee and Collateral Agreement, dated as of November 17, 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), among Altra Industrial Motion Corp., a Delaware corporation (the “Company”), the Guarantors from time to time party thereto and the Collateral Agent and (b) the Credit Agreement dated as of November 17, 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto and BMO, as administrative agent and as collateral agent. The Lenders have agreed to extend credit to the Company and the Designated Borrowers subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Grantor will derive substantial benefits from the extension of credit pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

Section 1.
Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement or the Guarantee and Collateral Agreement, as applicable. The rules of construction specified in Section 1.04 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

Section 2.
Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, the Grantor hereby assigns, pledges and grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of its right, title and interest in, to and under any and all of the following assets and properties now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”):

(i)
all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, domain names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office (or any successor office) or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule I attached hereto (the “Trademarks”);
(ii)
all goodwill associated with or symbolized by the Trademarks;
(iii)
all other assets, rights and interests that uniquely reflect or embody such goodwill;

(iv)
income, fees, royalties, damages, claims and payments now and hereafter due and/or payable with respect to any of the foregoing; and
(v)
rights to sue for past, present and future infringement, misappropriation or other violations of any of the foregoing;

but excluding any intent-to-use trademark or service mark application prior to the filing of, and acceptance of, a “Statement of Use” or “Amendment to Allege Use” with the United States Patent and Trademark Office with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law.

Section 3.
Security Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Guarantee and Collateral Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Trademark Collateral are more fully set forth in the Guarantee and Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Guarantee and Collateral Agreement, the terms of the Guarantee and Collateral Agreement shall govern.
Section 4.
Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.
Section 5.
Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

NOOK INDUSTRIES, LLC,

as Grantor

By: /s/ Todd Patriacca

Name: Todd Patriacca

Title: Treasurer

[Signature Page to Trademark Security Agreement]

BANK OF MONTREAL, as Collateral Agent,

By: /s/ Matt Gerber
Name: Matt Gerber

Title: Managing Director

[Signature Page to Trademark Security Agreement]